Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pacific is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2017 combines the unaudited historical condensed consolidated interim balance sheet of Borqs as of June 30, 2017 with the audited historical consolidated balance sheet of Pacific as of June 30, 2017, giving effect to the Business Combination as if it had been consummated as of June 30, 2017.

The following unaudited pro forma condensed combined income statement for the year ended June 30, 2017 combines the unaudited historical condensed consolidated interim statement of operations of Borqs for the twelve months ended June 30, 2017 with the audited historical statement of operations of Pacific for the year ended June 30, 2017, giving effect to the Business Combination as if it had occurred on July 1, 2016.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The historical financial information of Borqs was derived from the unaudited condensed consolidated interim financial statements of Borqs for the six months ended June 30, 2017 and 2016 included elsewhere in this Current Report on Form 8-K. The historical financial information of Pacific was derived from the audited financial statements of Pacific for the year ended June 30, 2017 This information should be read together with Borqs’ and Pacific’s audited and unaudited financial statements and related notes, “Borqs’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Pacific’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Borqs and Pacific have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The Business Combination is accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, Pacific is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Borqs comprising the ongoing operations of the combined entity, Borqs’ senior management comprising the senior management of the combined company, and Borqs’ shareholders having a majority of the voting power of the combined company. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Borqs issuing stock for the net assets of Pacific, accompanied by a recapitalization. The net assets of Pacific are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Borqs.

The unaudited pro forma condensed combined financial statements give effect to Pacific’s extension of the date by which it had to consummate a Business Combination. As a result of the extension amendment, 653,996 ordinary shares were redeemed for $6,801,558, which was released from the trust account. In addition, the pro forma condensed combined financial statements give effect to the monthly contribution of $0.03 per share, or $612,000 in the aggregate, to the trust account for each public share that was not redeemed in connection with the extension amendment.

Pursuant to the Merger Agreement, as amended, the aggregate consideration paid in the Business Combination consists of Merger Consideration Shares. The number of shares comprising the Merger Consideration Shares was calculated in accordance with the terms of the Merger Agreement, and was determined to be 25,913,950 ordinary shares. The aggregate number of the Company’s ordinary shares issued to Borqs’ equity holders at the closing of the Business Combination is equal to (A) $270,000,000 less (B) the amount of Closing Net Indebtedness (as defined in the Merger Agreement) plus (C) the amount, if any, by which the Closing Net Working Capital (as defined in the Merger Agreement) exceeds the Target Maximum Net Working Capital Amount (as defined in the Merger Agreement) minus (D) the amount, if any, by which the Target Minimum Net Working Capital Amount (as defined in the Merger Agreement) exceeds the Closing Net Working Capital plus (E) the amount of Excess Capped; Expenses (as defined in the Merger Agreement), if any, divided by (b) $10.40.

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Based upon the adjusted equity valuation of Borqs of $269,505,229 as of the closing, a total of 25,913,950 Merger Consideration Shares were issued, of which 2,352,285 of such shares are serving as the Earnout Shares. The Earnout Shares have been deposited into escrow to be released (or with respect to certain of such Earnout Shares, to be cancelled in connection with an issuance of replacement shares by Pacific) to the Sellers in the event specified net income earnout conditions for the period of July 1, 2017 to June 30, 2018 (the “Earnout Period”) are met. The 2,352,285 Earnout Shares (the “Backstop Guarantee Shares”) have been issued in the name of the Backstop Investor. To the extent the earnout conditions are not met, the Backstop Guarantee Shares will be released to the Backstop Investor. To the extent that the earnout conditions are met, the Backstop Guarantee Shares will be cancelled and replacement shares will be reissued to the Sellers. Four percent (4%) of (a) the shares otherwise due to the Sellers at the Closing (excluding any Earnout Shares), or 942,467 shares, and (b) any Earnout Shares earned by the Sellers (collectively, the “Indemnity Escrow Shares”, and together with any dividends, distributions or other income on the Indemnity Escrow Shares, the “Indemnity Escrow Property”) have been deposited in escrow to support certain indemnification obligations under the Merger Agreement.

As a condition to the Business Combination and as further discussed in the accompanying Current Report on Form 8-K, the Backstop Investors purchased $10.8 million of our ordinary shares through a private placement that occurred simultaneously with that of the Business Combination, in order to ensure that there is at least $24.0 million in cash available in the Company immediately following the Business Combination (the “Backstop”). As consideration for the Backstop, the Backstop Investor is entitled to receive the Backstop Guarantee Shares to the extent that certain net income earnout milestones are not achieved.

As a result of the Business Combination (i) after 3,841,131 ordinary shares were redeemed and converted into cash, (ii) an adjusted equity valuation of $269,505,229, (iii) the issuance of the Indemnity Escrow Shares to the Sellers (initially deposited in escrow), (iv) the issuance of 2,353,285 Backstop Guarantee Shares to the Backstop Commitment Investor (initially deposited in escrow), and (v) no investments by Commitment Investors, resulting in the issuance of no Commitment Escrow Shares, Pacific’s existing shareholders, including our Sponsor and EarlyBirdCapital, own approximately 23.5% of the outstanding ordinary shares of the Company, and Sellers, including their financial advisor, own approximately 76.5% of the outstanding ordinary shares of the Company.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 23,561,665 of the Company’s ordinary shares issued to Borqs and its financial advisor.

The continuing impact from the changes in the value of the contingent consideration in connection with the Earnout Shares is not reflected in these unaudited pro forma condensed combined financial statements, as such value is variable in nature and dependent on Borqs’ future performance.

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PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2017
(UNAUDITED) (in thousands)

	(A)	(B)	Pro Forma		Pro Forma Balance
	Borqs	Pacific	Adjustments		Sheet
Assets
Current assets:
Cash and cash equivalents	$6,460	$319	$53,703	(2)
			10,048	(3)
			(3,818	)(4)
			(1,398	)(5)
			(40,409	)(6)	$24,905
Restricted cash	3,385	—	—		3,385
Accounts receivable	32,773	—	—		32,773
Accounts receivable from related parties	955	—	—		955
Receivable from MVNO franchises	4,438	—	—		4,438
Inventories	5,514	—	—		5,514
Deferred cost of revenues	393	—	—		393
Prepaid expenses and current assets	11,105	30	—		11,135
Total Current Assets	65,023	349	18,126		83,498
Non-current assets:
Cash and marketable securities held in Trust Account	—	53,550	153	(1)
			(53,703	)(2)	—
Property and equipment, net	1,357	—	—		1,357
Intangible assets, net	17,899	—	—		17,899
Goodwill	710	—	—		710
Deferred tax asset	1,079	—	—		1,079
Deferred cost of revenues	1,294	—	—		1,294
Other assets	1,122	—	—		1,122
Total Non-Current Assets	23,461	53,550	(53,255)		23,461
Total Assets	$88,484	$53,899	$(35,424)		$106,959

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$30,424	$266	$(266	)(4)	$30,424
Advance from related parties	510	286	(286	)(5)	510
Convertible promissory note – related party	—	500	(500	)(5)	—
Promissory note – related party	—	459	153	(1)
			(612	)(5)	—
Advances from customers	1,202	—	—		1,202
Short-term bank borrowings	6,796	—	—		6,796
Deferred revenue	8,087	—	—		8,087
Current portion of long-term bank borrowings	2,917	—	—		2,917
Income tax payable	1,629	—	—		1,629
Total Current Liabilities	51,565	1,511	(1,511)		51,565
Non-current liabilities:
Long-term bank borrowings	4,764	—	—		4,764
Unrecognized tax benefits	1,481	—	—		1,481
Warrant liabilities	1,505	—	—		1,505
Deferred tax liabilities	1,511	—	—		1,511
Deferred revenue	2,912	—	—		2,912
Non-current portion of deferred government grants	1,888	—	—		1,888
Total Non-Current Liabilities	14,061	—	—		14,061
Total Liabilities	65,626	1,511	(1,511)		65,626

Commitments and Contingencies
Mezzanine Equity
Ordinary shares subject to possible redemption	—	47,388	(47,388	)(6)	—
Series A convertible redeemable preferred shares	11,970	—	(11,970	)(7)	—
Series B convertible redeemable preferred shares	26,126	—	(26,126	)(7)	—
Series C convertible redeemable preferred shares	21,069	—	(21,069	)(7)	—
Series D convertible redeemable preferred shares	9,697	—	(9,697	)(7)	—
Series E convertible redeemable preferred shares	3,490	—	(3,490	)(7)	—
Total Mezzanine Equity	72,352	47,388	(119,740)		—

Shareholders’ Equity (Deficit)
Ordinary shares	54	7,158	10,798	(3)
			6,979	(6)
			77,670	(7)	102,659
Series E-1 convertible preferred shares	2,708	—	(2,708	)(7)	—
Additional paid-in capital	4,768	—	(4,768	)(7)
			21,692	(8)	21,692
Statutory reserve	1,898	—	—		1,898
Other comprehensive loss	(1,760)	—	—		(1,760)
Accumulated deficit	(54,220)	(2,158)	(750	)(3)
			(3,552	)(4)
			2,158	(7)
			(21,692	)(8)	(82,214)
Total Borqs Shareholders’ Equity (Deficit)	(48,552)	5,000	85,827		42,275
Non-controlling interest	(942)	—	—		(942)
Total Shareholders’ Equity (Deficit)	(49,494)	5,000	85,827		41,333
Total Liabilities, Mezzanine Equity and Shareholders’ Equity	$88,484	$53,899	$(35,424)		$106,959

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Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(A)	Derived from the unaudited consolidated balance sheet of Borqs as of June 30, 2017.
(B)	Derived from the audited balance sheet of Pacific as of June 30, 2017.

(1)	To reflect the monthly funding of $0.03 per share for each public share of Pacific’s ordinary shares that were not redeemed in connection with the Extension Vote. Our Sponsor has agreed to contribute as a loan $0.03 for each public share that was not redeemed, for each calendar month that is needed by Pacific to complete the Business Combination or anther business combination from April 20, 2017 until the August 21, 2017 or until such earlier date as determined by the board of directors (the “Extended Termination Date”). The amount of the Contribution will not bear interest and will be repayable to the Sponsor upon consummation of the Business Combination.
(2)	To liquidate investments held in trust by Pacific.
(3)	To reflect the proceeds received from the issuance of 966,136 ordinary shares to the Backstop Investor and 72,155 shares to EarlyBirdCapital in lieu of cash commissions.
(4)	To record payment of legal, financial advisory, accounting, printing and other professional fees related to the Business Combination.
(5)	To record repayment of advances from related parties.
(6)	As a result of 3,841,131 ordinary shares redeemed by Pacific shareholders, $ 40,409 of ordinary shares subject to redemption was paid in cash to the redeeming shareholders and the remaining balance of $ 6,979 was transferred to permanent equity.
(7)	To reflect the recapitalization of Borqs through the issuance of 23,561,665 of the Company’s ordinary shares and the elimination the historical accumulated deficit of Pacific, the accounting acquiree.
(8)	To record a one-time share-based compensation expense for vested options that have met the service condition requirements upon consummation of the Business Combination. The remaining unvested portion of the options will be expensed over the requisite service periods, with a continuous impact on the combined Company’s operating results post-Business Combination (see Note (1) to the pro forma condensed combined income statement).
(9)	Upon the consummation of the Business Combination, 6,281,875 rights converted into 628,187 ordinary shares, no par value.

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PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE YEAR ENDED JUNE 30, 2017
(UNAUDITED)
(in thousands except share and per share amounts)

	(A)	(B)	Pro Forma		Pro Forma Income
	Borqs	Pacific	Adjustments		Statement
Net revenues	$124,043	$—	$—		$124,043
Cost of revenues	98,738	—	—		98,738
Gross profit	25,305	—	—		25,305
Operating expenses:
Sales and marketing	5,887	—	—		5,887
General and administrative	10,965	1,966	1,264	(1)
			(1,381	)(2)	12,814
Research and development	5,292	—	—		5,292
Change in fair value of warrant liabilities	161	—	—		161
Other operating income	(1,105)	—	—		(1,105)
Total operating expenses	21,200	1,966	(117)		23,049
Net operating income (loss)	4,105	(1,966)	117		2,256
Other income (expense):
Unrealized loss on securities held in Trust Account	—	16	(16	)(3)	—
Interest income	28	185	(185	)(3)	28
Interest expense	(1,776)	—	—		(1,776)
Other income (expense)	130	—	—		130
Foreign exchange gain	17	—	—		17
Income (loss) before income taxes	2,504	(1,765)	(84)		655
Income tax expense	(2,273)	—	2,109	(5)	(164)
Net income (loss)	231	(1,765)	2,025		491
Accretion to redemption value of preferred shares	(827)	—	827	(4)	—
Net income attributable to non-controlling interest	(147)	—	—		(147)
Net income (loss) attributable to the Company’s ordinary shareholders	$(743)	$(1,765)	$2,852		$344
Weighted average shares outstanding, basic		2,463,542	28,243,872	(6)	30,707,414
Basic net income (loss) per share		$(0.72)			$0.01
Weighted average shares outstanding, diluted		2,463,542	36,070,710	(6)	38,534,252
Diluted net income (loss) per share		$(0.72)			$0.01

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Pro Forma Adjustments to the Unaudited Condensed Combined Income Statement

(A)	Derived from the unaudited condensed consolidated interim statements of operations of Borqs for the twelve months ended June 30, 2017.
(B)	Derived from the audited statements of operations of Pacific for the year ended June 30, 2017.

(1)	To record share-based compensation expense on options that became exercisable as a result of the Business Combination. This represents the estimated ongoing vesting expense as a result of option holders achieving service conditions post Business Combination, excluding the one-time share-based compensation expense recorded for options with service conditions satisfied at the time of the Business Combination consummation. The fair value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:

June 30, 2017
Fair Value of Pacific ordinary shares	$10.40
Exercise price	$4.02
Expected term – Years	10.00
Expected volatility	35.00%
Expected dividend yield	0.00%
Risk-free interest rate	2.22%
Black-Scholes Value	$7.61

(2)	To eliminate direct, incremental costs of the Business Combination which are reflected in the historical financial statements of Pacific in the amount of $1,381 as of June 30, 2017. There were no such amounts recorded in the historical financial statements of Borqs.
(3)	To eliminate unrealized gain and interest income on marketable securities held in the trust account as of the beginning of the period.
(4)	To eliminate the accretion to the redemption value on preferred shares as of the beginning of the period.
(5)	To record normalized income tax benefit of 25.0% for pro forma financial presentation purposes.
(6)	As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. The Pacific public shares used in the weighted average shares calculation is computed as the sum of the public shares outstanding, plus the shares issued to the investor, less the shares redeemed. Weighted average common shares outstanding — basic and diluted is calculated as follows:

Year Ended June 30, 2017
Weighted average shares calculation, basic
Pacific weighted average public shares outstanding	2,463,542
Pacific rights converted to shares	628,187
Pacific shares subject to redemption reclassified to equity	663,484
Pacific shares issued to Backstop Investors	1,038,251
Pacific shares issued in Business Combination	25,913,950
Weighted average shares outstanding	30,707,414

Percent of shares owned by Borqs’ holders and advisor	76.7%
Percent of shares owned by Pacific and EarlyBirdCapital	23.3%

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Pro Forma Adjustments to the Unaudited Condensed Combined Income Statement
(Continued)

Year Ended June 30, 2017
Weighted average shares calculation, basic
Existing Borqs holders and advisor	23,561,665
Pacific holders and EarlyBirdCapital	7,145,749
Weighted average shares, basic	30,707,414

Weighted average shares calculation, diluted
Pacific holders and EarlyBirdCapital	7,145,749
Pacific shares issued in Business Combination	23,561,665
Pacific warrants underlying public shares	3,140,937
Unit purchase options	640,000
Share options	3,628,734
Warrants	417,167
Weighted average shares outstanding	38,534,252

Percent of shares owned by Borqs’ holders and advisor	71.6%
Percent of shares owned by Pacific and EarlyBirdCapital	28.4%

Weighted average shares calculation, diluted
Existing Borqs holders and advisor	27,607,566
Pacific holders and EarlyBirdCapital	10,926,686
Weighted average shares, diluted	38,534,252

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